UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

April 17, 2006
(Date of report)

RESOLVE STAFFING, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	0-29485	33-0850639
(State of Incorporation)	(Commission File Number)	(IRS Employer ID)

3235 Omni Drive
Cincinnati, OH 45245
(Address of Principal Executive Offices)

(800) 894-4250
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On April 12, 2006, Resolve Staffing, Inc. (the “Company”) announced that it has signed a Letter of Intent to purchase Star Personnel, Inc. Headquartered in Cincinnati, Ohio, Star Personnel (www.starpersonnel.com) is a provider of diversified staffing services. With approximately $20 million in annual sales, and four offices in the Cincinnati/Tri-state area, Star Personnel offers a variety of staffing services including light industrial and office/clerical support. Closing of the transaction is subject to certain due diligence and customary closing conditions and is expected to occur by the end of the month.

A copy of the Letter of Intent and press release are included in this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(C) Exhibits: The following exhibits are furnished with this Form 8-K:

99.1 Letter of Intent with Star Personnel, Inc., dated February 22, 2006.

99.2 Press Release dated April 12, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

RESOLVE STAFFING, INC.

By: /s/ Ronald Heineman
______________________
CEO

Dated: April 17, 2006